Ex 99.3
GameStop Corp.
GameStop, Inc.
OFFER TO EXCHANGE
all outstanding
Senior Floating Rate Notes due 2011
($300,000,000 principal amount outstanding)
for
Senior Floating Rate Notes due 2011
Which Have Been Registered Under the Securities Act of 1933
and all outstanding
8% Senior Notes due 2012
($650,000,000 principal amount outstanding)
for
8% Senior Notes due 2012
Which Have Been Registered Under the Securities Act of 1933
To Our Clients:
      Enclosed for your consideration is a Prospectus, dated                     , 2006 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal,” which together with the Prospectus constitute the “Exchange Offer”), relating to the offer by GameStop Corp., a Delaware corporation, and GameStop, Inc., a Minnesota corporation (the “Issuers”), to exchange (1) $1,000 principal amount of their Senior Floating Rate Notes due 2011 (the “New Floating Rate Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement of which the Prospectus is a part, for each $1,000 principal amount of their outstanding, unregistered Senior Floating Rate Notes due 2011 (the “Old Floating Rate Notes”), of which $300,000,000 principal amount is outstanding, and (2) $1,000 principal amount of their 8% Senior Notes due 2012 (together with the New Floating Rate Notes, the “Exchange Notes”), which have been registered under the Securities Act pursuant to a Registration Statement of which the Prospectus is a part, for each $1,000 principal amount of their outstanding, unregistered 8% Senior Notes due 2012 (together with the Old Floating Rate Notes, the “Old Notes”), of which $650,000,000 principal amount is outstanding, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except that the Exchange Notes will be registered under the Securities Act, the transfer restrictions and registration rights applicable to the Old Notes will not apply to the Exchange Notes, and the Exchange Notes will not contain any provisions relating to liquidated damages in connection with the Old Notes under circumstances related to the timing of the Exchange Offer. The Old Notes are, and the Exchange Notes will be, guaranteed by the direct and indirect domestic wholly-owned subsidiaries of GameStop Corp. (other than the co-issuer GameStop, Inc.) on a senior unsecured basis with unconditional guarantees.
      The Issuers will accept for exchange any and all Old Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.
      This material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. An exchange of the Old Notes can be made only by us as the registered holders of your Old Notes and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to exchange the Old Notes held by us for your account. The Exchange Offer provides a procedure for holders of the Old Notes to tender by means of guaranteed delivery.
      Accordingly, we request instructions as to whether you wish to tender any or all Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. However, we urge you to read the Prospectus carefully before instructing us as to whether or not to tender your Old Notes.
      Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 a.m., New York City Time, on                     , 2006, unless the Exchange Offer is extended by the Issuers. The time the Exchange Offer expires is referred to as the “Expiration Date.” Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.
      If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the reverse hereof.
      If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Notes on your account.

INSTRUCTIONS TO REGISTERED HOLDER
FROM BENEFICIAL OWNER
       The undersigned hereby acknowledges receipt of the Prospectus and a Letter of Transmittal relating to the Exchange Offer.
      This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.
      The aggregate principal amount of the Old Notes held by you as registered holder for the account of the undersigned is $                    .
      The undersigned hereby instructs you to (check appropriate box):
☐  tender Old Notes in the aggregate principal amount of $                    ; or
☐  not tender any Old Notes.
      If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized: (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including, but not limited to, the representations that (i) the undersigned is acquiring the Exchange Notes in the ordinary course of the business of the undersigned, (ii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in a distribution of Exchange Notes, (iii) the undersigned is not an “affiliate,” as such term is defined under Rule 405 of the Securities Act, of either of the Issuers or any subsidiary of either of the Issuers, (iv) the undersigned acknowledges that any person participating in the Exchange Offer who cannot make the representations in (i), (ii) and (iii) above must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in certain no-action letters issued to issuers in exchange offers like the Exchange Offer, (v) the undersigned acknowledges that a resale transaction as described in clause (iv) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission, and (vi) if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes, the Old Notes to be exchanged for the Exchange Notes were acquired by the undersigned as a result of market-making or other trading activities and the undersigned acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes and has not entered into any arrangement or understanding with the Issuers or any affiliate of the Issuers in connection with any resale of such Exchange Notes (however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act); (b) to agree, on behalf of and pursuant to the instructions of the undersigned, to tender Old Notes held by you for the account of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Old Notes.

SIGN HERE
Name of Beneficial Owner(s)

Signature(s)

Name(s)

(Please Print)
Address

(Including Zip Code)
Area Code and Telephone No.

Taxpayer Identification or Social Security No.

Date

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